Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT, dated as of January 29, 2016 (this “Amendment”), amends that certain Credit Agreement dated as of March 20, 2013 (as amended by the First Amendment dated as of May 1, 2013, the Second Amendment dated as of September 30, 2014 and the Third Amendment dated as of December 5, 2014, and as further amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”), among CST BRANDS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the other agents named therein. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower has requested (i) that the Incremental Lenders (as defined below) increase their Revolving Credit Commitments pursuant to Section 5.13 of the Credit Agreement (such increases, the “Incremental Revolving Credit Commitments”) and (ii) that the Required Lenders agree to amend the Credit Agreement and grant certain consents thereunder, in each case as set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.  Amendments to Credit Agreement. Subject to satisfaction of the conditions set forth in Section 4 hereof, the Borrower, the Required Lenders and the Administrative Agent hereby agree that the Credit Agreement is amended as follows:

(a)      Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in proper alphabetical sequence therein:

““Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)    in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms , the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)    in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor Person) from time to time.

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“Flash Fuel, LLC” means Flash Fuel, LLC, a Delaware limited liability company and a Domestic Subsidiary and Restricted Subsidiary of the Borrower; provided that (i) such Subsidiary shall become a Subsidiary Guarantor in the manner contemplated by Section 8.13, and (ii) it being understood that after giving effect to a Drop Down Transaction described in clause (d) of the definition thereof, Flash Fuel, LLC will be an Unrestricted Subsidiary and shall thereupon cease to be required to be a Subsidiary Guarantor.

“Flash Fuel, LP” means Flash Fuel, LP, a Delaware limited partnership and a Domestic Subsidiary and Restricted Subsidiary of the Borrower formed to hold the interests in Fuel South; provided that (i) such Subsidiary shall become a Subsidiary Guarantor in the manner contemplated by Section 8.13, and (ii) it being understood that after giving effect to a Drop Down Transaction described in clause (c) of the definition thereof, Flash Fuel, LP shall no longer hold interests in Fuel South.

“Forward 1031 Exchange” means, a transaction or a series of transactions intended to qualify for non-recognition of gain or loss under Section 1031 of the Code pursuant to which the Borrower and/or any of its Restricted Subsidiaries (a) exchange Section 1031 Exchanged Properties for Section 1031 Replacement Properties or (b) dispose of Section 1031 Exchanged Properties and subsequently acquire one or more Section 1031 Replacement Properties (in each case, which may be accomplished through one or more intermediate steps, which may be facilitated by a Section 1031 Counterparty). The term “Forward 1031 Exchange” shall include all intermediate steps and transactions taken in connection with the foregoing.

“Fourth Amendment” means that certain Fourth Amendment, dated as of January 29, 2016, among the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means the “Effective Date” as defined in the Fourth Amendment.

“Fuel South” means Fuel South, Inc., a Georgia corporation to be converted into a limited liability company on or about the Fourth Amendment Effective Date; provided that (i) such Subsidiary shall become a Subsidiary Guarantor in the manner contemplated by Section 8.13, and (ii) it being understood that after giving effect to a Drop Down Transaction described in clause (c) of the definition thereof, Fuel South will no longer be owned by Flash Fuel, LP and will be an Unrestricted Subsidiary and shall thereupon cease to be required to be a Subsidiary Guarantor.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Reverse 1031 Exchange” means, a transaction or a series of transactions intended to qualify for non-recognition of gain or loss under Section 1031 of the Code pursuant to which (a) a Section 1031 EAT Counterparty receives funds from the Borrower and/or a Restricted Subsidiary to acquire Section 1031 Replacement Properties, which the Borrower and/or any of its Restricted Subsidiaries could have acquired pursuant to a transaction permitted pursuant to this Agreement, in return for a Section 1031 Promissory Note, (b) such acquired

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Section 1031 Replacement Properties are ‘parked’ with such Section 1031 EAT Counterparty, (c) the Borrower and/or any of its Restricted Subsidiaries dispose of Section 1031 Exchanged Properties to one or more third parties directly or through a Section 1031 QI Counterparty, (d) proceeds from such disposition of Section 1031 Exchanged Properties referenced in clause (c) above are received by such Section 1031 QI Counterparty and are used by such Section 1031 QI Counterparty to acquire the Section 1031 Replacement Properties referenced in clause (a) above from the applicable Section 1031 EAT Counterparty, (e) proceeds from such disposition of such Section 1031 Replacement Properties received by such Section 1031 EAT Counterparty are used by such Section 1031 EAT Counterparty to repay its Section 1031 Promissory Note and (f) the Section 1031 Replacement Properties are transferred by such Section 1031 QI Counterparty to the Borrower and/or any of its Restricted Subsidiaries, in each case, subject to changes recommended by counsel to the Borrower and reasonably acceptable to the Administrative Agent (such acceptance not to be unreasonably withheld or delayed). The term “Reverse 1031 Exchange” shall include all intermediary steps and transactions taken in connection with the foregoing.

“Section 1031 Counterparty” means a Section 1031 EAT Counterparty, a Section 1031 QI Counterparty, or any other Person that is a counterparty to a Forward 1031 Exchange under part (a) of the definition thereof, as applicable.

“Section 1031 EAT Counterparty” means an entity reasonably acceptable to the Administrative Agent (it being understood that the Chicago Deferred Exchange Company, each other member of the Federation of Exchange Accommodators and any other Person with reasonably similar standing shall be deemed to be acceptable) that is not an Affiliate of the Borrower and that serves as an exchange accommodation titleholder in connection with a Section 1031 Exchange.

“Section 1031 QI Counterparty” means an entity reasonably acceptable to the Administrative Agent (it being understood that each member of the Federation of Exchange Accommodators and any other Person with reasonably similar standing shall be deemed to be acceptable) that is not an Affiliate of the Borrower and that serves as a qualified intermediary in connection with a Section 1031 Exchange.

“Section 1031 Exchange” means a Forward 1031 Exchange, a Reverse 1031 Exchange and any other analogous transaction intended to qualify for non-recognition of gain or loss under Section 1031 of the Code pursuant to which the Borrower and/or any of its Restricted Subsidiaries exchange Properties owned by them for Properties owned by a third party.

“Section 1031 Exchanged Property” means, in any Section 1031 Exchange, the Property or Properties disposed of by the Borrower and/or a Restricted Subsidiary, whether directly or indirectly through a series of related transactions.

“Section 1031 Promissory Note” means any promissory note or similar instrument issued by a Section 1031 Counterparty in favor of the Borrower and/or a Restricted Subsidiary in connection with a Reverse 1031 Exchange, evidencing any loan or advance made to such Section 1031 Counterparty by the Borrower and/or a Restricted Subsidiary and, at the Borrower’s option, secured by a first priority Lien in the Section 1031 Replacement Property to be acquired and ‘parked’ with such Section 1031 Counterparty; provided that such note

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or other instrument is in form and substance reasonably acceptable to the Administrative Agent.

“Section 1031 Replacement Property” means, in any Section 1031 Exchange, the Property or Properties initially owned by one or more third parties and acquired by the Borrower and/or a Restricted Subsidiary, whether directly or indirectly through a series of related transactions.”

“Write-down and Conversion Powers” means:

(a)    in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)    in relation to any other applicable Bail-In Legislation:

(i)    any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a Person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a Person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)    any similar or analogous powers under that Bail-In Legislation.”

(b)      The definition of “Asset Disposition” appearing in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (g) of such definition, (ii) re-lettering clause (h) of such definition as clause (i) and (iii) inserting the following new clause (h) immediately following clause (g) of such definition:

“(h) in connection with any Section 1031 Exchange, the assignment by any Credit Party or any Restricted Subsidiary to an applicable Section 1031 Counterparty of its rights, title or interest under any purchase agreement or similar agreement to purchase Section 1031 Replacement Property or under any sale agreement or similar agreement to sell Section 1031 Exchanged Properties; and”

(c)      Clause (d) of the definition of “Defaulting Lender” appearing in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of subclause (i) thereof, and (ii) inserting “or (iii) become the subject of a Bail-in Action” immediately following subclause (ii) thereof:
(d)      The definition of “Drop Down Transaction” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Drop Down Transaction” means the contribution, sale, lease, conveyance, disposition or other transfer, whether directly or indirectly through a series of related transactions, by the Borrower or any of its Restricted Subsidiaries to the MLP Entities of (a) the limited

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partnership interests of CST Fuel Supply Co, (b) the limited partnership interests of Flash Fuel, LP, (c) 100% of the limited liability company interests of Fuel South, (d) 100% of the limited liability interests of Flash Fuel, LLC and/or (e) the real and personal Property comprising the retail stores initially opened since the Funding Date or the Borrower’s headquarters and distribution center.”

(e)      The definition of “Permitted Acquisition” appearing in Section 1.1 of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

“provided, further, that in connection with any Acquisition of Section 1031 Replacement Properties made in connection with a Section 1031 Exchange that the Borrower and/or any of its Restricted Subsidiaries could have otherwise acquired directly pursuant to a Permitted Acquisition, each of the foregoing requirements shall be deemed to apply at the time of the acquisition of such Section 1031 Replacement Property from the applicable third parties, whether directly by the Borrower and/or its Restricted Subsidiaries or indirectly through the applicable Section 1031 Counterparty (except that, notwithstanding the foregoing proviso, the requirements of clause (iv) above shall continue to apply as of the date the Borrower and/or the applicable Restricted Subsidiaries shall have actually acquired such Section 1031 Replacement Property).”

(f)      The definition of “Revolving Credit Commitment” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13 and any Extended Revolving Credit Commitments) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13 and any Extended Revolving Credit Commitments). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Fourth Amendment Effective Date shall be $500,000,000.”

(g)      Section 4.4(b)(ii) of the Credit Agreement is hereby amended by inserting the following parenthetical at the end of clause (A) of the first proviso of such Section:

“(provided that for purposes of this Section 4.4(b)(ii), any Net Cash Proceeds received in connection with an Asset Disposition of Section 1031 Exchanged Properties pursuant to a Section 1031 Exchange shall be deemed to have been received on the date on which such Section 1031 Exchange has been fully consummated and no Section 1031 Exchanged Property or Section 1031 Replacement Property remains ‘parked’ with any applicable Section 1031 Counterparty, whether or not such Net Cash Proceeds are actually received or reinvested prior to the consummation of such Section 1031 Exchange)”

(h)      Section 5.15(a)(iv) of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

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“Subject to Section 12.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.”

(i)      Section 8.17(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d)    No Unrestricted Subsidiary may own any Capital Stock in or Indebtedness of, or own or hold any Lien on any Property of, the Borrower or any Restricted Subsidiary (other than (i) limited partnership interests in CST Fuel Supply Co or Flash Fuel, LP received by such Unrestricted Subsidiary or (ii) Capital Stock in Fuel South indirectly owned by such Unrestricted Subsidiary, in each case pursuant to a Drop Down Transaction permitted hereunder).”

(j)      Article VIII of the Credit Agreement is hereby amended by inserting a new Section 8.18 at the end of such Article:

“SECTION 8.18. Section 1031 Exchanges. On or before the end of the 180 day period during which any Section 1031 Exchange is to be completed, deliver to the Administrative Agent a certificate from a Responsible Officer certifying that:

(a)    (i) the aggregate value of (A) the Section 1031 Exchanged Properties sold by the Borrower or applicable Restricted Subsidiary in connection with such Section 1031 Exchange, plus (B) if applicable, the principal amount of the Section 1031 Promissory Note loaned by the Borrower or applicable Restricted Subsidiary to the applicable Section 1031 Counterparty, shall be substantially equivalent or less than (ii) the aggregate value of (A) the Section 1031 Replacement Property received by the Borrower or applicable Restricted Subsidiary in connection with such Section 1031 Exchange, plus (B) if applicable, the cash repayment (whether in full or in part) made to the Borrower or applicable Restricted Subsidiary in respect of a Section 1031 Promissory Note, plus (C) additional cash, if any, received by the Borrower or applicable Restricted Subsidiary in exchange for the Section 1031 Exchanged Property; and

(b)    any rights, title or interest under (i) any purchase agreement or similar agreement to purchase Section 1031 Replacement Property or (ii) any sale agreement or similar agreement to sell Section 1031 Exchanged Properties, in each case which have been assigned to a Section 1031 Counterparty by any Credit Party or any Restricted Subsidiary in connection with a Section 1031 Exchange, have been re-assigned to such Credit Party or Restricted Subsidiary.”

(k)      Section 9.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (p) of such Section, (ii) replacing the reference to clause (p) in the last sentence of such Section with a reference to clause (r), (iii) re-lettering clause (q) of such Section as clause (r) and (iv) inserting the following new clause (q) immediately following clause (p) of such Section:

“(q)    any Investment evidenced by a Section 1031 Promissory Note so long as (A) no Default exists at the time when such Section 1031 Promissory Note is issued and (B) the Borrower delivers to the Administrative Agent promptly after execution thereof copies of

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each material agreement, instrument, certificate or other document executed in connection with the applicable Section 1031 Exchange, in each case certified by a Responsible Officer of the Borrower; provided that (i) the aggregate principal amount of any such Section 1031 Promissory Note does not exceed the sum of (A) the purchase price to be paid by the applicable Section 1031 Counterparty for the Section 1031 Replacement Property to be ‘parked’ with such Section 1031 Counterparty, (B) estimated capital expenditures and operating expenses to be incurred with respect to such Section 1031 Replacement Property during the 180 day period during which such Section 1031 Exchange is to be completed and (C) any other amounts reasonably acceptable to the Administrative Agent related to the Section 1031 Exchange, and (ii) the Section 1031 Promissory Note, together with its right, title and interest in any collateral or other supporting obligation securing such Section 1031 Promissory Note, shall be included as Collateral of the Administrative Agent for the benefit of the Secured Parties and the Administrative Agent (it being understood that (i) no additional documentation will be required with respect to the Administrative Agent’s collateral interest in any such collateral or supporting obligation securing such Section 1031 Promissory Note and (ii) to the extent such Section 1031 Promissory Note shall be delivered to the Administrative Agent, such Section 1031 Promissory Note, together with any indorsement delivered therewith, shall be returned to the Borrower or applicable Restricted Subsidiary within two Business Days after the Administrative Agent’s receipt of the certificate of a Responsible Officer delivered pursuant to Section 8.18); and”

(l)      Section 9.16 of the Credit Agreement is hereby amended by inserting the words “or, to the extent required to become Subsidiary Guarantors, Fuel South, Flash Fuel, LLC and Flash Fuel, LP,” immediately following the words “CST Fuel Supply Co” where they appear in such Section.

(m)      Section 12.16(a) of the Credit Agreement is hereby amended by inserting the words “and, to the extent required to become Subsidiary Guarantors, Fuel South, Flash Fuel, LLC and Flash Fuel, LP,” immediately following the words “CST Fuel Supply Co” where they appear in such Section.

(n)      Section 12.16(c) of the Credit Agreement is hereby amended by inserting the following parenthetical at the end thereof:

“(including, for the avoidance of doubt, (i) the automatic release of Fuel South immediately upon the consummation of a Drop Down Transaction pursuant to clause (c) of the definition thereof and (ii) the automatic release of Flash Fuel, LLC immediately upon the consummation of a Drop Down Transaction pursuant to clause (d) of the definition thereof)”

(o)      Article XII of the Credit Agreement is hereby amended by inserting a new Section 12.20 at the end of such Article:

“SECTION 12.20. Contractual Recognition of Bail-In. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges and accepts that any liability of any party hereto to any other party hereto under or in connection with the Loan Documents, to the extent such liability is unsecured, may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

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(a)    any Bail-In Action in relation to any such liability, including (without limitation):

(i)    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)    a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)    a cancellation of any such liability; and

(b)    a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.”

SECTION 2.      Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment and to agree to amend the Credit Agreement in the manner provided herein, each Credit Party represents and warrants that the following statements are true and correct as of the Effective Date (as defined below), which representations and warranties shall survive the execution and delivery of this Amendment:

(a)      Each Credit Party has the corporate or other organizational right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Amendment and the performance of this Amendment and, in the case of the Borrower, the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”), in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party, and each of this Amendment and, in the case of the Borrower, the Amended Credit Agreement constitutes the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(b)      The execution, delivery and performance by each Credit Party of this Amendment and the performance by the Borrower of the Amended Credit Agreement (a) do not require any Governmental Approval or any consent by or approval of any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such Governmental Approval or other consent or approval necessary for the validity or enforceability of this Amendment and the Amended Credit Agreement or the consummation of the transactions contemplated thereby, except (i) such as have been obtained or made and are in full force and effect, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) the filing of any required documents with the SEC, (b) will not violate any Applicable Law (except for such violations that would not reasonably be expected to have a Material Adverse Effect) or the articles of incorporation, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Indebtedness over the Threshold Amount binding upon the Borrower or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than Permitted Liens).

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(c)      The representations and warranties made by any Credit Party in or pursuant to the Amended Credit Agreement are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of the Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(d)      No Default or Event of Default has occurred and is continuing or would result from giving effect to this Amendment.

SECTION 3.      Consent. Subject to satisfaction of the conditions set forth in Section 4 hereof, the Required Lenders hereby consent to the following:

(a)      the sale of certain Properties of the Borrower and/or its Restricted Subsidiaries identified by the Borrower to the Administrative Agent (such transactions, together with any incidental transaction necessary or advisable in connection therewith, the “Flash Foods Exchanged Property Sale”) notwithstanding any provision of the Credit Agreement or any Loan Document to the contrary, including the requirement to use any exceptions or baskets under any otherwise applicable provision (which, for the avoidance of doubt, shall not be used or reduced after giving effect to the Flash Foods Exchanged Property Sale); provided that (i) the Flash Foods Exchanged Property Sale shall be consummated within 180 days after the acquisition by the Borrower or the applicable Section 1031 Counterparty (as defined in the Amended Credit Agreement) of Flash Foods, Inc. (to become Flash Foods, LLC on or about the Effective Date), certain of its affiliates and certain Properties thereof (the “Flash Foods Acquisition”) and (ii) the proceeds of the Flash Foods Exchanged Property Sale shall be applied to complete a Reverse 1031 Exchange with respect to the portion of the Properties to be acquired in the Flash Foods Acquisition previously identified by the Borrower to the Administrative Agent; and

(b)      the exclusion from the calculation of Consolidated Fixed Charges for any applicable period of any one-time federal, state, local and foreign income taxes paid in cash in connection with (i) a series of transactions among the Borrower, CST Canada Co. and CST Canada Holding Inc. to effect the distribution of an amount not to exceed $360,000,000 from CST Canada Co. to the Borrower or (ii) the Flash Foods Exchanged Property Sale.

SECTION 4.      Conditions Precedent. This Amendment shall become effective upon the date (such date, the “Effective Date”) that each of the following conditions precedent shall have been satisfied:

(a)      The Administrative Agent shall have received executed counterparts to this Amendment duly executed and delivered by (i) each Credit Party, (ii) the Required Lenders and (iii) each Lender making an Incremental Revolving Credit Commitment pursuant to this Amendment (the “Incremental Lenders”).

(b)      The Borrower shall have delivered to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice) an Officer’s Compliance Certificate demonstrating that the Borrower will be in compliance on a pro forma

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basis with the financial covenants set forth in Section 9.15 of the Credit Agreement after giving effect to (1) the Incremental Revolving Credit Commitments (assuming that the Revolving Credit Commitments (including the Incremental Revolving Credit Commitments) are fully drawn), (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition or other contemplated use of proceeds consummated in connection therewith.

(c)      The Administrative Agent shall have received from the Borrower a certificate, executed by a Responsible Officer of Borrower in form and substance satisfactory to the Administrative Agent, attaching a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the board of directors (or similar body) of the Borrower (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

(d)      The Administrative Agent shall have received an opinion of Baker Botts L.L.P., counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders as to customary matters regarding the Credit Parties and this Amendment as the Administrative Agent may reasonably request (which opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof), in each case in form and substance reasonably satisfactory to the Administrative Agent.

(e)      The representations and warranties of the Credit Parties set forth in Section 2(a)-(c) above shall be true and correct in all material respects as of the Effective Date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of the Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(f)      No Default or Event of Default shall have occurred and be continuing or would result from giving effect to this Amendment, the Incremental Revolving Credit Commitments and the making of any Incremental Loans on the Effective Date.

(g)      The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying as to the satisfaction of the condition set forth in clauses (e) and (f) above.

SECTION 5.      Incremental Revolving Credit Commitments.

(a)      This amendment also constitutes a “Lender Joinder Agreement” referenced in Section 5.13 of the Credit Agreement. The Borrower, the Administrative Agent and each Incremental Lender hereby agree that the Incremental Revolving Credit Commitments shall become effective upon the Effective Date and shall constitute “Incremental Revolving Credit Commitments” as defined in the Credit Agreement.

(b)      The Borrower, the Administrative Agent and the Incremental Lenders hereby agree that the Incremental Revolving Credit Increase made with respect to the Incremental Revolving Credit Commitments made pursuant to hereto shall have terms identical to those contemplated for the

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existing Revolving Credit Facility under the Credit Agreement (other than with respect to any upfront fees as specified in an engagement letter dated as of January 20, 2016 between the Borrower and Wells Fargo Securities, LLC). Each Incremental Lender’s Incremental Revolving Credit Commitment and each Revolving Credit Lender’s revised Revolving Credit Commitment Percentages shall be in the amount set forth on Schedule 1 hereto.

(c)      On and after the Effective Date, the Incremental Revolving Credit Commitments shall constitute “Incremental Revolving Credit Commitments” as defined in the Credit Agreement.

(d)      On the Effective Date, the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent among the Revolving Credit Lenders in accordance with their revised Revolving Credit Commitment Percentages and the Revolving Credit Lenders agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment.

SECTION 6.      Assumed or Acquired Letters of Credit. Upon the consummation of the Flash Foods Acquisition on or about February 1, 2016, without further action by any party hereto, each letter of credit listed on Annex II hereto shall be deemed to have been issued as a U.S. Letter of Credit under the Credit Agreement by Wells Fargo, as a U.S. Issuing Lender, and Wells Fargo shall be deemed to have granted to each L/C Participant, and each L/C Participant shall be deemed to have accepted and purchased from Wells Fargo, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in Wells Fargo’s obligations and rights under and in respect of each such letter of credit. Such L/C Participants’ interests shall be on all the same terms and conditions as participations granted under Section 3.4 of the Credit Agreement in all other Letters of Credit issued or to be issued thereunder.

SECTION 7.      Reaffirmation. Each Credit Party hereby expressly acknowledges the terms of this Amendment and the Amended Credit Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) its guarantee of the Secured Obligations pursuant to the Guarantee and Collateral Agreement and (iii) its grant of Liens on the Collateral to secure the Secured Obligations pursuant to the Security Documents.

SECTION 8.      Effects on Loan Documents. Except as specifically amended herein, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents, and on and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

SECTION 9.      GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR

ANNEX I

RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO THE PROVISIONS OF SECTION 12.5 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 10.      Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission (including .pdf format), each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

CST BRANDS, INC.

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Executive Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:

CST DIAMOND, L.P.

By: Emerald Marketing, Inc., its General Partner

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Executive Vice President and Chief Financial Officer

CST SECURITY SERVICES, INC.

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Executive Vice President and Chief Financial Officer

Signature Page to Fourth Amendment

ANNEX I

AUTOTRONIC SYSTEMS, INC.
BIG DIAMOND, LLC
BIG DIAMOND NUMBER 1, LLC
CST ARKANSAS STATIONS, LLC
CST CALIFORNIA STATIONS, INC.
CST MARKETING AND SUPPLY LLC
CST METRO LLC
CST SERVICES LLC
CST USA INC.
CST ARIZONA STATIONS, INC.
CST SHAMROCK STATIONS, INC.
EMERALD MARKETING, INC.
NATIONAL CONVENIENCE STORES INCORPORATED
SIGMOR BEVERAGE, INC.
SIGMOR COMPANY, LLC
SIGMOR NUMBER 5, INC.
SIGMOR NUMBER 43, INC.
SIGMOR NUMBER 79, INC.
SIGMOR NUMBER 80, INC.
SIGMOR NUMBER 103, INC.
SIGMOR NUMBER 105, INC.
SIGMOR NUMBER 119, INC.
SIGMOR NUMBER 178, INC.
SIGMOR NUMBER 196, INC.
SIGMOR NUMBER 238, INC.
SIGMOR NUMBER 259, INC.
SIGMOR NUMBER 422, INC.
SKIPPER BEVERAGE COMPANY, LLC
SUNSHINE BEVERAGE CO.
TOC-DS COMPANY
VALLEY SHAMROCK, INC.
CST DIAMOND HOLDINGS LLC
REAL ESTATE VENTURES, LLC
ELR, LLC
CST REAL ESTATE HOLDINGS, LLC
CST BRANDS HOLDINGS, LLC
CST BRANDS HOLDINGS, INC.
CST ARIZONA, LLC
CST LOUISIANA, LLC
CST STATIONS TEXAS, LLC
CST MANAGEMENT, INC.
CST NEW MEXICO, LLC

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Executive Vice President and Chief Financial Officer

Signature Page to Fourth Amendment

ANNEX I

N2I ONE, LLC
N2I TWO, LLC
CAPL HOLDING, INC.
CST NEW YORK, LLC
CST MICHIGAN, LLC
CST MINNESOTA, LLC
CST SOUTH DAKOTA, LLC
CST WEST VIRGINIA, LLC
CST WISCONSIN, LLC
CST VIRGINIA, LLC

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Executive Vice President and Chief Financial Officer

CST FUEL SUPPLY LP

By: CST USA Inc., its General Partner

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Executive Vice President and Chief Financial Officer

Signature Page to Fourth Amendment

ANNEX I

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and Lender

By:
Name:     Nathan R. Rantala
Title:    Director

Signature Page to Fourth Amendment

ANNEX I

[______________________________], as Lender

By:
Name:
Title:

Signature Page to Fourth Amendment

ANNEX I

Schedule 1

Incremental Revolving Credit Commitments

Incremental Lender	Incremental Revolving Credit Commitment	Total Revolving Credit Commitment
Wells Fargo Bank, National Association	$12,500,000	$40,625,000
Mizuho Bank, Ltd.	$12,500,000	$35,000,000
Royal Bank of Canada	$12,500,000	$35,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$0	$22,500,000
Fifth Third Bank	$12,500,000	$22,500,000
Branch Banking & Trust	$10,000,000	$21,250,000
PNC Bank, National Association	$10,000,000	$19,375,000
The Bank of Nova Scotia	$10,000,000	$31,825,000
U.S. Bank National Association	$0	$15,000,000
Regions Bank	$10,000,000	$25,000,000
BOKF, NA dba Bank of Texas	$10,000,000	$25,000,000
JPMorgan Chase Bank N.A.	$15,000,000	$34,375,000
Bank of America, N.A.	$20,000,000	$33,800,000
Texas Capital Bank	$4,000,000	$12,125,000
Credit Suisse AG, Cayman Islands Branch	$20,000,000	$42,500,000
Canadian Imperial Bank of Commerce, New York Branch	$10,000,000	$19,375,000
Compass Bank	$11,000,000	$20,375,000
Whitney Bank	$10,000,000	$19,375,000
Frost Bank	$10,000,000	$17,500,000
The Northern Trust Company	$0	$7,500,000
Total	$200,000,000	$500,000,000

Revised Revolving Credit Commitment Percentages

Annex I to Fourth Amendment

ANNEX I

Revolving Credit Lender	Revolving Credit Commitment (after giving effect to Incremental Revolving Credit Commitments)	Revolving Credit Commitment Percentage
Wells Fargo Bank, National Association	$40,625,000	8.125%
Mizuho Bank, Ltd.	$35,000,000	7.000%
Royal Bank of Canada	$35,000,000	7.000%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$22,500,000	4.500%
Fifth Third Bank	$22,500,000	4.500%
Branch Banking & Trust	$21,250,000	4.250%
PNC Bank, National Association	$19,375,000	3.875%
The Bank of Nova Scotia	$31,825,000	6.365%
U.S. Bank National Association	$15,000,000	3.000%
Regions Bank	$25,000,000	5.000%
BOKF, NA dba Bank of Texas	$25,000,000	5.000%
JPMorgan Chase Bank N.A.	$34,375,000	6.875%
Bank of America, N.A.	$33,800,000	6.760%
Texas Capital Bank	$12,125,000	2.425%
Credit Suisse AG, Cayman Islands Branch	$42,500,000	8.500%
Canadian Imperial Bank of Commerce, New York Branch	$19,375,000	3.875%
Compass Bank	$20,375,000	4.075%
Whitney Bank	$19,375,000	3.875%
Frost Bank	$17,500,000	3.500%
The Northern Trust Company	$7,500,000	1.500%
Total	$500,000,000	100.000%

Signature Page to Fourth Amendment

ANNEX II

Assumed or Acquired Letters of Credit

Amounts in USD

Issuer	L/C Number	Expiration Date	Amount	Beneficiary	Financial / Performance

Wells Fargo Bank, N.A.	IS0298946U	4/1/2017	$27,500.00	State of Florida, Department of Transportation	Either
Wells Fargo Bank, N.A.	IS0002390	7/13/2016	$68,000.00	State of Florida, Department of Transportation	Either
Wells Fargo Bank, N.A.	IS0010900	11/1/2016	$34,450.00	State of Florida, Department of Transportation	Either
Wells Fargo Bank, N.A.	IS0338772U	10/1/2017	$27,500.00	State of Florida, Department of Transportation	Either

Annex II to Fourth Amendment